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Places in this document where four (4) consecutive asterisks ("****") appear indicate that a confidential portion of this document has been omitted in such location. CARIBOU COFFEE COMPANY, INC. has filed a request for confidential treatment with respect to such information, and such information has been filed separately with the Securities and Exchange Commission.


                                                                   EXHIBIT 10.7

                  SENIOR EXECUTIVE 2005 SUPPLEMENTAL BONUS PLAN


         OBJECTIVE

         This proposed incremental bonus opportunity is in place for the 2005 fiscal year and is designed to motivate and reinforce the commitment to growing Caribou's Earnings Before Income Taxes, Depreciation, and Amortization (EBITDA) and exceeding the Company's plan.

         ELIGIBLE PARTICIPANTS

         Positions eligible to participate in this plan include the Chief Financial Officer and Vice Presidents.

         PLAN DETAILS

         For every dollar that the Company exceeds its EBITDA target of **** for the 2005 fiscal year, a portion of the incremental earnings will be disbursed in a discretionary manner to the eligible participants. The pool calculations are as follows:

                  - A pool of 20% for every dollar exceeding the 2005 EBITDA target up to $1 million over the target.

                  - A pool of 25% for every dollar exceeding $1 million over the 2005 EBITDA target.

         The division of the final pool will be done in a discretionary manner as determined by the Chief Executive Officer and distributed at his discretion after the close of the fiscal year. All eligible participants will receive a minimum of one-half of the prorated share of the pool provided the participant's performance is at a "meets expectations" level or above (minimum rating of 2B) and no one individual will receive more than two times his or her pro-rata share. Sr. Executives that have been in their position less than 12 months as of December 31, 2005 will receive a pro-rated share of the individual bonus based on total time in the Sr. Executive position.



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        Sr. Executive Signature                              Date



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         Caribou Coffee Company has the right to change or cancel this bonus program at any time with or without notice. This program is intended to be discretionary and is not guaranteed. The employee must be actively employed the day the check is distributed to receive any bonus.